Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This First Amendment to Credit Agreement and Waiver (this “Amendment”) is made effective as of this 15th day of April, 2014 (the “Amendment Effective Date”), by and among LTX-CREDENCE CORPORATION, a Massachusetts corporation (“LTX”) and EVERETT CHARLES TECHNOLOGIES LLC, a Delaware limited liability company (“ECT” and collectively with LTX, the “Borrower”), the lenders identified on the signature pages hereto (the “Lenders”) and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement dated as of November 27, 2013 (as the same may be amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and the Administrative Agent. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement; and

WHEREAS, the parties hereto have agreed to modify and amend certain terms and conditions of the Credit Agreement and waive certain Events of Default that have occurred and are existing under the Credit Agreement, in each case, subject to the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Waiver.

(a)  The Loan Parties acknowledge that an Event of Default has occurred and is continuing under the Credit Agreement as a result of the failure of the Borrower to comply with the financial covenant set forth in Section 7.1(b) of the Credit Agreement (Consolidated Leverage Ratio) for the fiscal quarter ended January 31, 2014 (the “Existing Default”).

(b)  Subject to the conditions set forth in Section 3 hereof, the Administrative Agent and the Lenders hereby waive the Existing Default; provided that the Consolidated Leverage Ratio for the four fiscal quarters of the Borrower ending on January 31, 2014 shall not exceed 3.66:1.00. The waiver specified herein shall only apply to the Existing Default described above, and only for the specific compliance period described above, and shall not otherwise constitute a continuing waiver or a waiver of any other Defaults or Events of Default that now exist or may exist in the future. The Borrower hereby acknowledges and agrees that, except as specifically provided herein with respect to the Existing Default, nothing in this section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by the Administrative Agent or the Lenders of any of their rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

2.       Amendment to Section 1.1 of the Credit Agreement. Subject to the conditions set forth in Section 3 hereof, the definition of “Consolidated Net Income” is hereby amended by inserting the following phrase at the end of clause (a) thereof:

“, provided that the net income (or loss) of the Acquired Business for the applicable period prior to the date of the Acquisition shall be included in the calculation of “Consolidated Net Income” for the periods of four consecutive fiscal quarters of the Borrower ending on the last day of the first four fiscal quarters after the Closing Date, as applicable,”

3.          Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

b.	All necessary consents and approvals to authorize this Amendment shall have been obtained by the Borrower.

c.	Other than the Existing Default, no Default or Event of Default shall have occurred and be continuing.

d.

After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct, (i) to the extent qualified by materiality, in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

e.	The Administrative Agent shall have received in immediately available funds an amendment fee, for the pro rata account of each Lender (including SVB), in an aggregate amount equal to 0.07% times the amount of the aggregate Revolving Commitments and Term Commitments of all Lenders as of the Closing Date, which shall be deemed fully earned on the Amendment Effective Date and shall not be refundable under any circumstances or subjected to reduction by way of setoff or counterclaim.

4.          Post-Closing Condition Subsequent. No later than ninety (90) days after the date hereof, the Borrower shall deliver to the Administrative Agent a detailed consolidated budget for the following five (5) fiscal years of the Borrower (including a projected consolidated balance sheet of LTX and its Subsidiaries as of the end of each fiscal quarter of each such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (the “Projections”), which Projections shall be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.          Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)          This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

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(b)      The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are, (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

6.        Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

7.        Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.        Effect on Loan Documents.

(a)      The Credit Agreement, as amended and modified hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any non-compliance with the Loan Documents, nor operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b)        To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement, as modified or amended hereby.

(c)        This Amendment is a Loan Document.

9.         Payment of Costs and Fees. Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of outside counsel retained by Administrative Agent, in each case, as set forth in Section 10.5 of the Credit Agreement).

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10.        Release by Group Members. Effective on the Amendment Effective Date, each Group Member, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges the Administrative Agent and each of the Lenders and each of their respective successors in title, past and present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom the Administrative Agent or any Lender would be liable if such persons or entities were found to be liable to such Group Member (each a “Releasee” and collectively, the “Releasees”), from any and all claims, suits, liens, lawsuits, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Group Member ever had or now has against any such Releasee which arose from the beginning of the world to and including the date hereof which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Group Member also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

11.        Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12.        Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

13.        Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

14.        Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWER:

LTX-CREDENCE CORPORATION, a Massachusetts corporation

By: /s/ Mark J. Gallenberger
Name:	Mark J. Gallenberger
Title:	Sr. VP & COO/ CFO

EVERETT CHARLES TECHNOLOGIES LLC, a Delaware limited liability company

By: /s/ Mark J. Gallenberger
Name:	Mark J. Gallenberger
Title:	Sr. VP & COO/CFO

FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as Administrative Agent

By: /s/ Michael Shuhy
Name:	Michael Shuhy
Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE

LENDERS:

SILICON VALLEY BANK, as Issuing Lender and as a Lender

By: /s/ Michael Shuhy
Name:	Michael Shuhy
Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE

UNION BANK, N.A., as a Lender

By: /s/ Michael McCutchin
Name:	Michael McCutchin
Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Robert M. Martin
Name:	Robert M. Martin
Title:	Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE